UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2002

                              NUTEK, INC.
         (Exact name of Registrant as specified in charter)


         Nevada                       0-29087          87-0374623
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)               File Number)      Identification)


6340 McLeod Drive, Suite 3, Las Vegas, NV               89120
 (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:   (702) 262-2061



ITEM 9. Regulation FD Disclosure

Nutek is exiting the Depository Trust and Clearing Corp. (DTCC) and Canadian Depository for Securities Limited (CDS) post-trading settlement and clearing systems.

Effective immediately, ownership of the company's common shares must now be evidenced in certificated form under seal of the company and signed by the president and secretary of the company. As a result, no valid or legally enforceable transfer of Nutek common stock will be made through DTCC or CDS or their nominees.


(c)    Exhibits

10.    Press Release dated December 2, 2002

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 2, 2002.

                                Nutek, Inc.


                                By:/s/Murray N. Conradie
                                _____________________
                                Murray N. Conradie, President/CEO




 TYPE:  EX-10.23 OTHERDOC
 SEQUENCE:  3
 DESCRIPTION:  Press Release dated December 2, 2002


Nutek Inc. Announces Certificated Ownership Requirements


LAS VEGAS--(BUSINESS WIRE)--Dec. 2, 2002--

Nutek Inc. (OTCBB: NUTK - News; "Nutek" or the "company") today announced that it is exiting the Depository Trust and Clearing
Corp. (DTCC) and Canadian Depository for Securities Limited (CDS) post-trading settlement and clearing systems.

Effective immediately, ownership of the company's common shares must now be evidenced in certificated form under seal of the company and signed by the president and secretary of the company. As a result, no valid or legally enforceable transfer of Nutek common stock will be made through DTCC or CDS or their nominees.

From this day forward, common shares of the company shall be transferred only within the provisions of "Certificate Only" or "Custody Only" status. All clearing and settlement of trades will be effected through the brokers and Nutek's transfer agent by the delivery and issuance of physical certificates evidencing the shares.

No certificates shall be printed or entered into the company's books via its transfer agent in the names of either Cede & Co., Depository Trust Corp., CDS & Co. or any other such type of depository for certificates; and certificates shall only be printed or entered into the company's books in the name of the beneficial owner of the shares of the company's stock. All certificates surrendered to the company's transfer agent shall be cancelled, with new certificates in the name of the true beneficial owner issued in their places, and no new certificates shall be issued until the former certificate for the same number of shares shall have been surrendered or cancelled.

Nutek's management believes that its program of certificated ownership will enhance the fairness and integrity of Nutek's share trading system, protect shareholder value and reduce the potential for unfair and improper trading practices.

Effect of the New Share Transfer Policy to Shareholders: this change will not restrict or in any way limit current or future shareholders from purchasing, holding or selling shares in the normal method through the existing and established broker dealer network. The reason for this change is to ensure the integrity of the market for shares of Nutek's common stock and to protect the investments of bona fide shareholders.

To Become a Registered Shareholder: as a result of the company's
Custody Only Common Share Transfer System, current company shareholders holding their shares in "street name" (shares owned by a client held by a brokerage in the name of Cede & Co., which is the nominee for the Depository Trust Corp.) in their brokerage accounts should immediately become registered shareholders by ordering certificates representing their Nutek common shares. As a registered shareholder, the company will be better able to provide shareholder communications relating to its business development and provide timely information.
In addition, becoming a registered shareholder helps to ensure the integrity of the market for your shares and helps guard the value of your investment. To become a registered shareholder, current shareholders should contact the broker that holds their shares of Nutek common stock, and ask them for physical delivery of their share certificates, registered in their own names. This process should take no longer than three weeks. If it takes longer, shareholders are encouraged to contact the company directly with the name and contact information of the broker holding the Nutek shares. Shareholders are encouraged to contact their advisors if they have any questions regarding this procedure.

The company has arranged for shareholders not wishing to take physical possession of their share certificates to deposit these with the company's transfer agent for safekeeping. Please contact the transfer agent, Transfer Online, www.transferonline.com directly to make arrangements.

The company is committed to our shareholders and will remain diligent in providing fair and accurate representation and value of their company to the investing public.

Nutek is a holding company, with a concentrated focus on three primary operating divisions, diversified in very different industries. Nutek is devoted to the acquisition, development and marketing of proprietary consumer/commercial products. In addition to this division, Nutek Oil Inc., based in San Antonio, and Datascension Inc., based in Riverside, Calif., round out the current operating units of Nutek.

Websites:   www.nutk.com   www.datascension.com   www.tekplate.com

Statements contained in this document which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in forward-looking statements.

CONTACT:          James Stock
                  Stock Enterprises
                  Telephone 702/614-0003
                  E-mail: stockenter@aol.com
			or
    		  Transfer Online
    		  503/227-2950 (Transfer Agent)